ARTICLES OF INCORPORATION

OF

VISUAL REAL ESTATE, INC.

<u>Article I – Name</u>

The name of this corporation is VISUAL REAL ESTATE, INC. (the "Company").

<u>Article II - Principal Address</u>

The principal address of the Company is:

10752 Deerwood Park Blvd. Suite 100
Jacksonville, Florida 32256

<u>Article III - Commencement</u>

The Company shall commence on the date of execution and acknowledgement of these Articles.

<u>Article IV – Duration</u>

The Company shall exist perpetually, unless sooner dissolved according to law.

<u>Article V - Purpose</u>

The Company is organized for the purpose of transacting any or all lawful business.

<u>Article VI - Capital Stock</u>

The maximum number of shares of capital stock which the Company is authorized to issue is 10,000 shares of common stock, no par value.

<u>Article VII - Initial Registered Office and Agent</u>

The street address of the initial registered office of the Company is 1655 Palm Beach Lakes Boulevard, Suite 1200, West Palm Beach, Florida 33401, and the name of the initial registered agent at that address is Michael D. Harris.

Article VIII - Initial Board of Directors

The Company shall have a Board of Directors (the "Board") consisting of between three and nine directors. The exact number shall be established from time to time by the resolution of the Board and may be either increased or diminished from time to time as provided in the bylaws.

Article IX - Incorporator

The name and address of the person signing these articles is:

William D. Meadow
10752 Deerwood Park Blvd. Suite 100
Jacksonville, Florida 32256

Article X - Bylaws

The power to adopt, alter, amend or repeal bylaws shall be vested in both the Board and the shareholders.

Article XI - Indemnification

Subject to the qualifications contained in Section 607.0850, Florida Statutes, the Company shall indemnify its officers and directors and former officers and directors (the "Indemnitee(s)") against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement arising out of his or her services as an officer or director of the Company.

Article XII - Amendment

The Company reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.

IN WITNESS WHEREOF, the undersigned Incorporator has executed these Articles of Incorporation this 5th day of March, 2014.

William D. Meadow, Incorporator